Oaktree Announces First Quarter 2013 Financial Results

•	Adjusted net income per Class A unit grew 117%, to a record $1.95 for the first quarter of 2013 from $0.90 in the first quarter of 2012, driven by record incentive income.

•	Distributable earnings per Class A unit grew 167%, to a record $1.79 for the first quarter of 2013 from $0.67 in the first quarter of 2012, on higher incentive income and investment income proceeds.

•	Economic net income per Class A unit grew 43%, to $2.07 for the first quarter of 2013 from $1.45 in the first quarter of 2012, driven by a substantial increase in incentives created.

•	GAAP net income attributable to Oaktree Capital Group, LLC was $57.6 million for the first quarter of 2013.

•
Oaktree declares a quarterly distribution of $1.41 per Class A unit, up 156% from the $0.55 distribution for the first quarter of 2012, and bringing to $3.80 the aggregate distribution for the trailing four quarters.

LOS ANGELES, CA. May 7, 2013 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the quarter ended March 31, 2013.
Adjusted net income (“ANI”) nearly doubled, to a record $335.8 million in the first quarter of 2013 from $173.6 million in the first quarter of 2012, on an 86% increase in total segment revenues. The growth in revenues, to $593.4 million from $318.3 million, reflected a 422% gain in incentive income, to a record $327.2 million, and a 28% gain in investment income, to $82.1 million, on the quarter's strong fund realizations and returns.

Distributable earnings grew to a record $295.0 million in the first quarter of 2013 from $137.3 million in the first quarter of 2012, on higher incentive income and growth in investment income proceeds from Oaktree funds and DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”). Distributable earnings generated a distribution of $1.41 per Class A unit, the highest ever, with respect to the first quarter of 2013.
Howard Marks, Chairman, said, “As we mark our first anniversary of being public, Oaktree's performance and prospects have never been better. The first quarter's records for adjusted net income, distributable earnings and the unitholder distribution reflect the strong cash generating capacity of our business. Plus, the substantial incentives created by the quarter's strong fund returns bode well for our future cash flow.”
In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that use ENI as their profit measure. Unlike ANI, ENI measures incentive income based on market values. ENI rose to $400.6 million in the first quarter of 2013 from $278.4 million in the first quarter of 2012, reflecting near-record incentives created on strong fund returns.
GAAP-basis results for the first quarter of 2013 included net income attributable to Oaktree Capital Group, LLC of $57.6 million.

As previously announced, assets under management were $78.8 billion as of March 31, 2013, up $1.7 billion from December 31, 2012 and $0.9 billion since March 31, 2012. The increase during the first quarter reflected new capital commitments and market-value appreciation that in the aggregate exceeded $3.2 billion of closed-end fund distributions. Management fee-generating assets under management were $66.4 billion as of March 31, 2013, little changed from $66.8 billion at December 31, 2012 and down slightly from $68.0 billion as of March 31, 2012, as declines from significant fund asset sales were largely offset by new capital raises and appreciation in funds for which management fees are based on net asset value.

Gross equity capital raised during the first quarter of 2013 was $2.6 billion. In March 2013, Oaktree held a final closing for Oaktree Enhanced Income Fund, L.P. (“EIF”), which invests in senior loan assets on a leveraged basis. The total fund size of EIF, including leverage, is currently $1.8 billion. The fund is expected to exceed $2.0 billion when fully invested and leveraged, exceeding our initial target of $1.5 billion. Following its third and most recent closing in March 2013, Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”) has received capital commitments of approximately $750 million, towards a targeted size of $1.5 billion. Oaktree Emerging Market Opportunities Fund, L.P., which will invest in distressed emerging market corporate debt, held a first closing this month. Together with a potential $100 million separate account that Oaktree is in the process of establishing, the first closing brings capital for this strategy to $175 million, towards a targeted size of $500 million. Capital commitments to our new Strategic Credit strategy, which seeks to achieve an attractive total return on an unleveraged basis by investing in stressed credits, have reached $900 million.
In January 2013, Oaktree launched the marketing of Oaktree Principal Fund VI, L.P. (“PF VI”), a control investing closed-end fund, with a target of $3.0 billion in capital commitments. Oaktree’s control investing funds primarily invest to gain control of, or significant influence over, middle-market companies that are experiencing distress or dislocation. In March 2013, Oaktree launched the marketing of Oaktree Real Estate Debt Fund, L.P. (“REDF”), with a target of $500 million in capital commitments. REDF will invest in a diversified portfolio of real estate debt instruments, including commercial mortgage-backed securities, commercial first mortgages, subordinated secured debt, mezzanine loans, corporate debt and residential first mortgage pools. First closings for both funds are expected this summer.
On May 10, 2013, OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”) will make a distribution to its investors of $1.4 billion, its first since February 7, 2013. From that distribution, Oaktree currently expects to recognize incentive income of an estimated $272 million, or $178 million, net of incentive income compensation expense, and investment income proceeds of an estimated $20 million, in the second quarter of 2013.

The table below presents: (a) adjusted net income, distributable earnings, fee-related earnings and economic net income, in each case for both the Operating Group and per Class A unit; (b) adjusted net income revenues, distributable earnings revenues, fee-related earnings revenues and economic net income revenues, in each case for the Operating Group; and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended March 31,
	2013	2012
	(in thousands, except per unit data or as otherwise indicated)
Segment Results:
Adjusted net income revenues	$593,448	$318,271
Adjusted net income	335,750	173,632
Distributable earnings revenues	554,437	284,566
Distributable earnings	295,027	137,329
Fee-related earnings revenues	184,214	191,262
Fee-related earnings	64,214	80,277
Economic net income revenues	725,964	520,764
Economic net income	400,574	278,391
Per Class A unit:
Adjusted net income	$1.95	$0.90
Distributable earnings	1.79	0.67
Fee-related earnings	0.34	0.41
Economic net income	2.07	1.45
Operating Metrics:
Assets under management (in millions):
Assets under management	$78,801	$77,850
Management fee-generating assets under management	66,350	67,973
Incentive-creating assets under management	33,950	36,593
Uncalled capital commitments	11,198	12,141
Accrued incentives (fund level):
Incentives created (fund level)	459,700	265,162
Incentives created (fund level), net of associated incentive income compensation expense	262,758	159,435
Accrued incentives (fund level)	2,270,314	1,889,460
Accrued incentives (fund level), net of associated incentive income compensation expense	1,347,018	1,132,470

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including adjusted net income revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit, that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented at Exhibit A.

Operating Metrics
Assets under management
Assets under management (“AUM”) were $78.8 billion as of March 31, 2013, as compared with $77.1 billion as of December 31, 2012 and $77.9 billion as of March 31, 2012. The $1.7 billion increase since December 31, 2012 primarily reflected $3.3 billion of aggregate market-value gains and $1.8 billion of new capital commitments and fee-generating leverage in our closed-end funds, partially offset by $3.2 billion in distributions to investors in our closed-end funds. The $3.2 billion of closed-end fund distributions included $0.8 billion by Opps VIIb, $1.3 billion by other distressed debt funds and $0.8 billion by control investing funds.
The $0.9 billion increase in AUM since March 31, 2012 was attributable primarily to new closed-end fund capital commitments and fee-generating leverage of $6.7 billion and market-value gains of $9.4 billion, less $13.3 billion of distributions to investors in closed-end funds. Of the new capital commitments, Oaktree Opportunities Fund IX, L.P. (“Opps IX”) represented $3.8 billion. Net inflows to open-end funds were $0.1 billion, driven by $0.9 billion in net inflows to our U.S. senior loans strategy.
Management fee-generating assets under management
Management fee-generating assets under management (“management fee-generating AUM”) were $66.4 billion as of March 31, 2013, as compared to $66.8 billion as of December 31, 2012 and $68.0 billion as of March 31, 2012. The decrease of $0.4 billion in the first quarter of 2013 represented increases of $1.0 billion from market-value gains in funds for which management fees are based on NAV and $0.7 billion of drawdowns by closed-end funds that generate fees based on drawn capital or NAV, offset by a decrease of $2.7 billion attributable to asset sales by closed-end funds in liquidation. Of the latter, Opps VIIb accounted for $1.6 billion. As of March 31, 2013, Opps IX had made an initial 5% drawdown against its $5.0 billion of committed capital. Oaktree has not yet commenced Opps IX's investment period and, as a result, as of March 31, 2013 management fees were assessed only on its drawn capital and management fee-generating AUM included only that portion of committed capital.
As compared to March 31, 2012, management fee-generating AUM decreased $1.6 billion, reflecting the net effect of a $7.1 billion decline from asset sales by closed-end funds in liquidation and increases of $3.3 billion from market-value gains in funds for which management fees are based on NAV and $2.8 billion from closings for ROF VI and drawdowns in our Strategic Credit strategy, Opps IX, EIF and Oaktree PPIP Fund, L.P., including leverage.
Incentive-creating assets under management
Incentive-creating assets under management (“incentive-creating AUM”) were $34.0 billion as of March 31, 2013, unchanged from December 31, 2012, and down from $36.6 billion as of March 31, 2012. The $2.6 billion decrease since March 31, 2012 primarily reflected the net effect of $13.1 billion in closed-end fund distributions, $4.4 billion in closed-end fund drawdowns and $5.7 billion in market-value gains. Of the $34.0 billion in incentive-creating AUM as of March 31, 2013, $25.1 billion, or 73.8%, was generating incentives at the fund level.
Accrued incentives (fund level) and incentives created (fund level)
Accrued incentives (fund level) amounted to $2.3 billion as of March 31, 2013, as compared with $2.1 billion as of December 31, 2012 and $1.9 billion as of March 31, 2012. The $0.2 billion increase in the first quarter of 2013 resulted from $459.7 million of incentives created, on the period's relatively strong fund returns, less $327.2 million of segment incentive income recognized.
Net of incentive income compensation expense, accrued incentives (fund level) amounted to $1.3 billion, $1.3 billion and $1.1 billion as of March 31, 2013, December 31, 2012 and March 31, 2012, respectively.
Uncalled capital commitments
Uncalled capital commitments amounted to $11.2 billion as of March 31, 2013, as compared with $11.2 billion as of December 31, 2012 and $12.1 billion as of March 31, 2012.

Segment Results
Revenues
Total segment revenues increased $275.1 million, or 86.4%, to $593.4 million for the first quarter of 2013 from $318.3 million for the first quarter of 2012, as a result of growth of $264.5 million in incentive income and $17.8 million in investment income, partially offset by a decline of $7.1 million in management fees.
Management fees
Management fees decreased $7.1 million, or 3.7%, to $184.2 million for the first quarter of 2013 from $191.3 million in the prior year’s first quarter. The decline reflected a decrease of $19.7 million in fees attributable to closed-end funds in liquidation, partially offset by increases of $5.6 million from open-end funds and $4.0 million from new commitments to closed-end funds. Additionally, a portion of Oaktree Mezzanine Fund III, L.P.'s management fees is dependent on the fund's cash flow, which resulted in $4.5 million and zero such fees in the first quarters of 2013 and 2012, respectively. Of the $19.7 million decline attributable to closed-end funds in liquidation, Opps VIIb accounted for $10.0 million. During the first quarter of 2013, closed-end funds represented $139.0 million, or 75.5%, of total management fees.
Incentive income
Incentive income increased $264.5 million, or 421.9%, to $327.2 million for the first quarter of 2013, from $62.7 million for the prior year's first quarter. Opps VIIb accounted for $195.2 million of the $327.2 million, another $18.6 million arose from other funds making incentive distributions, and the remaining $113.4 million was attributable to tax-related incentive distributions from certain closed-end funds for their 2012 taxable income. In the first quarter of 2012, tax-related incentive distributions by closed-end funds accounted for $38.0 million of that quarter's $62.7 million in incentive income.
Investment income
Investment income rose $17.8 million, or 27.7%, to $82.1 million for the first quarter of 2013 from $64.3 million for the first quarter of 2012, reflecting increases of $11.8 million and $6.0 million from Oaktree's investments in funds and companies, respectively. The higher income from fund investments reflected a blended average return of approximately 6.6% in the first quarter of 2013 on an average invested balance that declined 5.0% from the first quarter of 2012. The higher income from investments in companies stemmed from our one-fifth ownership of DoubleLine, which accounted for investment income of $11.0 million and $4.1 million in the first quarters of 2013 and 2012, respectively. Performance fees accounted for $2.0 million and $1.6 million of the current-year and prior-year amounts, respectively.
Expenses
Compensation and benefits
Compensation and benefits for the first quarter of 2013 amounted to $93.6 million, an increase of $9.2 million, or 10.9%, from $84.4 million in the first quarter of 2012, primarily reflecting growth in headcount of 10.1% between March 31, 2012 and March 31, 2013.
Equity-based compensation
Equity-based compensation increased to $0.7 million for the first quarter of 2013 from zero in the first quarter of 2012, reflecting non-cash amortization expense upon vesting of restricted unit grants made to employees and directors subsequent to our initial public offering in April 2012.
Incentive income compensation
Incentive income compensation expense rose $102.5 million, or 368.7%, to $130.3 million for the first quarter of 2013 from $27.8 million for the first quarter of 2012, reflecting the 421.9% increase in incentive income over the same period. The increase would have been $15.2 million greater had we not acquired and expensed in 2011 a small portion of certain investment professionals' carried interest in Opps VIIb.

General and administrative
General and administrative expenses decreased $0.8 million, or 3.2%, to $24.0 million for the first quarter of 2013 from $24.8 million in the first quarter of 2012. Excluding the impact of foreign currency-related items, as well as $2.1 million in non-recurring costs associated with our initial public offering that were incurred in the first quarter of 2012, general and administrative expenses increased $2.5 million, or 11.2%, to $24.8 million for the first quarter of 2013 from $22.3 million in the first quarter of 2012. The increase reflected costs associated with corporate growth, enhancements to our operational infrastructure and being a public company.
Adjusted net income
Adjusted net income rose $162.2 million, or 93.4%, to $335.8 million for the first quarter of 2013 from $173.6 million in the first quarter of 2012, reflecting increases of $162.0 million in incentive income, net of incentive income compensation expense, and $17.8 million in investment income, and a decrease of $16.1 million in fee-related earnings. The portion of adjusted net income attributable to our Class A units was $58.7 million and $20.4 million for the first quarters of 2013 and 2012, respectively. Per Class A unit, adjusted net income-OCG amounted to $1.95 and $0.90 for the first quarters of 2013 and 2012, respectively.

The effective income tax rates applied to ANI for the three months ended March 31, 2013 and 2012 were 12% and 21%, respectively. The effective income tax rate is a function of the mix of income and other factors, each of which often varies significantly within or between years and can have a material impact on the particular year’s income tax expense. The rate used for interim fiscal periods is based on the estimated full-year effective income tax rate, which is subject to change as the year progresses.
Distributable earnings
Distributable earnings increased $157.7 million, or 114.9%, to $295.0 million for the first quarter of 2013 from $137.3 million for the first quarter of 2012, reflecting increases of $162.0 million in incentive income, net of incentive income compensation expense, and $12.4 million in receipts of investment income, slightly offset by a decline of $16.1 million in fee-related earnings. For the first quarter of 2013, receipts of investment income totaled $43.0 million, including $34.0 million from fund liquidations and $9.0 million from Oaktree’s one-fifth equity ownership in DoubleLine, of which the latter included $2.0 million attributable to performance fees. The portion of distributable earnings attributable to our Class A units was $1.79 and $0.67 per unit for the first quarters of 2013 and 2012, respectively, reflecting distributable earnings per Operating Group unit of $1.96 and $0.91, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

Fee-related earnings
Fee-related earnings decreased $16.1 million, or 20.0%, to $64.2 million for the first quarter of 2013 from $80.3 million for the first quarter of 2012, reflecting the $7.1 million decline in management fees and $9.2 million increase in compensation and benefits. The portion of FRE attributable to our Class A units was $0.34 and $0.41 per Class A unit for the first quarters of 2013 and 2012, respectively.

The effective income tax rates applied to FRE for the three months ended March 31, 2013 and 2012 were 18% and 22%, respectively. The effective income tax rate used for interim fiscal periods is based on the estimated full-year income tax rate, which is a function of various factors and is subject to change as the year progresses.
GAAP-Basis Results
Net income attributable to Oaktree Capital Group, LLC was $57.6 million for the first quarter of 2013. The comparable amount in the first quarter of 2012 was $18.6 million.

Capital and Liquidity
As of March 31, 2013, Oaktree had a cash balance of $687.4 million, or $1.0 billion when including investments in U.S. Treasury and government agency securities, and $608.9 million in outstanding debt. Oaktree had then and currently has no borrowings outstanding against its $500 million revolving credit facility. Oaktree’s investments in funds and companies had a carrying value of $1.1 billion as of March 31, 2013. While all of these investments in funds and companies follow the equity method of accounting, whereby original cost is adjusted for Oaktree’s share of income/loss and distributions, investments in funds reflect each fund’s holdings at fair value, whereas investments in DoubleLine and other companies are not adjusted to reflect the fair value of the underlying companies.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the first quarter of 2013 of $1.41 per Class A unit. This distribution will be paid on May 21, 2013 to Class A unitholders of record at the close of business on May 17, 2013.
Conference Call
Oaktree will host a conference call to discuss first quarter 2013 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE. Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (888) 293-8914 (U.S. callers) or +1 (203) 369-3603 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leading global investment management firm focused on alternative markets, with $78.8 billion in assets under management as of March 31, 2013. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 700 employees and offices in 13 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen or Lucy Neugart
(415) 618-8750
jchristiansen@sardverb.com or lneugart@sardverb.com

Carissa Ramirez
(312) 895-4701
cramirez@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934, each as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on OCG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to OCG. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to OCG’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; the timing and receipt of and impact of taxes on carried interest; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in OCG’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 14, 2013, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause OCG’s actual results to differ materially from the expectations described in its forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, OCG does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per unit data)
Revenues:
Management fees	$42,539	$32,020
Incentive income	—	5,048
Total revenues	42,539	37,068
Expenses:
Compensation and benefits	(93,715)	(84,464)
Equity-based compensation	(6,452)	(12,189)
Incentive income compensation	(130,271)	(27,757)
Total compensation and benefits expense	(230,438)	(124,410)
General and administrative	(21,484)	(25,935)
Consolidated fund expenses	(23,583)	(17,222)
Total expenses	(275,505)	(167,567)
Other income (loss):
Interest expense	(11,581)	(10,990)
Interest and dividend income	406,252	539,618
Net realized gain on consolidated funds' investments	1,198,260	1,074,138
Net change in unrealized appreciation on consolidated funds' investments	1,021,517	805,823
Investment income	12,243	5,680
Other income (expense), net	(20)	2,267
Total other income	2,626,671	2,416,536
Income before income taxes	2,393,705	2,286,037
Income taxes	(10,157)	(7,767)
Net income	2,383,548	2,278,270
Less:
Net income attributable to non-controlling redeemable interests in consolidated funds	(2,063,965)	(2,124,772)
Net income attributable to OCGH non-controlling interest	(262,017)	(134,890)
Net income attributable to Oaktree Capital Group, LLC	$57,566	$18,608
Distributions declared per Class A unit	$1.05	$0.42
Net income per unit (basic and diluted):
Net income per Class A unit	$1.91	$0.82
Weighted average number of Class A units outstanding	30,186	22,688

Segment Financial Data

	As of or for the Three Months Ended March 31,
	2013	2012
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$184,214	$191,262
Incentive income	327,184	62,669
Investment income	82,050	64,340
Total revenues	593,448	318,271
Expenses:
Compensation and benefits	(93,617)	(84,404)
Equity-based compensation	(652)	—
Incentive income compensation	(130,271)	(27,757)
General and administrative	(23,988)	(24,794)
Depreciation and amortization	(1,743)	(1,787)
Total expenses	(250,271)	(138,742)
Adjusted net income before interest and other income (expense)	343,177	179,529
Interest expense, net of interest income (2)	(7,407)	(8,164)
Other income (expense), net	(20)	2,267
Adjusted net income	$335,750	$173,632
Adjusted net income-OCG	$58,727	$20,447
Adjusted net income per Class A unit	1.95	0.90
Distributable earnings	295,027	137,329
Distributable earnings-OCG	54,076	15,227
Distributable earnings per Class A unit	1.79	0.67
Fee-related earnings	64,214	80,277
Fee-related earnings-OCG	10,407	9,268
Fee-related earnings per Class A unit	0.34	0.41
Economic net income	400,574	278,391
Economic net income-OCG	62,579	32,882
Economic net income per Class A unit	2.07	1.45
Weighted average number of Operating Group units outstanding	150,814	150,441
Weighted average number of Class A units outstanding	30,186	22,688
Operating Metrics:
Assets under management (in millions):
Assets under management	$78,801	$77,850
Management fee-generating assets under management	66,350	67,973
Incentive-creating assets under management	33,950	36,593
Uncalled capital commitments (3)	11,198	12,141
Accrued incentives (fund level): (4)
Incentives created (fund level)	459,700	265,162
Incentives created (fund level), net of associated incentive income compensation expense	262,758	159,435
Accrued incentives (fund level)	2,270,314	1,889,460
Accrued incentives (fund level), net of associated incentive income compensation expense	1,347,018	1,132,470

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. In addition, adjusted net income excludes the effect of: (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) expenses that OCG or its Intermediate Holding Companies bear directly and (d) the adjustment for the OCGH non-controlling interest. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)	Interest income was $0.6 million and $0.5 million for the three months ended March 31, 2013 and 2012, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the amount generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors, but generally equals between 40% and 55% of segment incentive income revenue.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.
Assets Under Management

		As of
		March 31, 2013	December 31, 2012	March 31, 2012
		(in millions)
Assets Under Management:
Closed-end funds		$46,381	$45,700	$48,578
Open-end funds		29,837	29,092	26,833
Evergreen funds		2,583	2,259	2,439
Total		$78,801	$77,051	$77,850

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013	2012
	(in millions)
Change in Assets Under Management:
Beginning balance	$77,051	$74,857	$77,850	$85,691
Closed-end funds:
New capital commitments	1,215	1,734	5,937	5,796
Distributions for a realization event/other	(3,180)	(2,578)	(13,265)	(11,440)
Uncalled capital commitments at end of investment period	—	—	(1,634)	(1,227)
Foreign currency translation	(133)	139	(173)	(266)
Change in market value (1)	2,235	1,894	6,151	438
Change in applicable leverage	544	(36)	787	(112)
Open-end funds:
Contributions	1,127	1,174	4,347	3,354
Redemptions	(1,229)	(886)	(4,212)	(4,484)
Foreign currency translation	(94)	76	(105)	(181)
Change in market value (1)	941	1,427	2,974	905
Evergreen funds:
Contributions	34	—	174	288
New capital commitments	203	—	203	—
Redemptions	(17)	(65)	(500)	(551)
Distributions from restructured funds	(15)	(34)	(38)	(309)
Foreign currency translation	(1)	1	(1)	—
Change in market value (1)	120	147	306	(52)
Ending balance	$78,801	$77,850	$78,801	$77,850

(1)	Change in market value represents the change in NAV of our funds resulting from current income and realized and unrealized gains/losses on investments, less management fees and other fund expenses.

Management Fee-generating AUM

		As of
		March 31, 2013	December 31, 2012	March 31, 2012
		(in millions)
Management Fee-generating Assets Under Management:
Closed-end funds		$34,412	$35,750	$39,019
Open-end funds		29,799	29,056	26,815
Evergreen funds		2,139	1,978	2,139
Total		$66,350	$66,784	$67,973

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013	2012
	(in millions)
Change in Management Fee-generating Assets Under Management:
Beginning balance	$66,784	$66,964	$67,973	$67,158
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital	381	251	616	7,874
Capital drawn by funds that pay fees based on drawn capital or NAV	702	88	1,582	1,037
Change for funds that pay fees based on the lesser of funded capital or cost basis during liquidation (1)	(2,747)	(1,102)	(7,102)	(4,759)
Change in fee basis from committed capital to drawn capital	—	—	—	(978)
Uncalled capital commitments at end of investment period for funds that pay fees based on committed capital	—	—	(57)	(1,066)
Distributions by funds that pay fees based on NAV	(61)	(154)	(419)	(355)
Foreign currency translation	(145)	10	(7)	(104)
Change in market value (2)	(8)	94	23	15
Change in applicable leverage	540	(35)	757	(111)
Open-end funds:
Contributions	1,127	1,174	4,333	3,353
Redemptions	(1,229)	(886)	(4,212)	(4,484)
Foreign currency translation	(94)	76	(105)	(181)
Change in market value	939	1,426	2,968	906
Evergreen funds:
Contributions	34	—	174	288
Capital drawn by funds that pay fees based on drawn capital or NAV	37	—	37	—
Redemptions	(17)	(66)	(499)	(548)
Change in market value	107	133	288	(72)
Ending balance	$66,350	$67,973	$66,350	$67,973

(1)
For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(2)	The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable.

	As of
	March 31, 2013	December 31, 2012	March 31, 2012
	(in millions)
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:
Assets under management	$78,801	$77,051	$77,850
Difference between assets under management and committed capital or cost basis for closed-end funds (1)	(5,160)	(3,164)	(4,726)
Capital commitments to funds that have not yet begun to generate management fees	(4,994)	(5,016)	(1,306)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(846)	(584)	(2,145)
Oaktree’s general partner investments in management fee-generating funds	(1,003)	(1,041)	(1,032)
Closed-end funds that are no longer paying management fees	(218)	(231)	(418)
Funds for which management fees were permanently waived	(230)	(231)	(250)
Management fee-generating assets under management	$66,350	$66,784	$67,973

(1)	Not applicable to closed-end funds that pay management fees based on NAV or leverage, as applicable.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances are set forth below:

	As of
	March 31, 2013	December 31, 2012	March 31, 2012
Weighted Average Annual Management Fee Rates:
Closed-end funds	1.49%	1.51%	1.48%
Open-end funds	0.49	0.49	0.47
Evergreen funds	1.80	1.82	1.80
Overall	1.05	1.07	1.09

Incentive-creating AUM

	As of
	March 31, 2013	December 31, 2012	March 31, 2012
	(in millions)
Incentive-creating Assets Under Management:
Closed-end funds	$31,862	$32,058	$34,463
Evergreen funds	2,088	1,931	2,130
Total	$33,950	$33,989	$36,593
Accrued Incentives and Incentives Created (Fund Level)

	As of or for the Three Months Ended March 31,
	2013	2012
	(in thousands)
Accrued Incentives (Fund Level):
Beginning balance	$2,137,798	$1,686,967
Incentives created (fund level):
Closed-end funds	439,586	254,194
Evergreen funds	20,114	10,968
Total incentives created (fund level)	459,700	265,162
Less: segment incentive income recognized by us	(327,184)	(62,669)
Ending balance	$2,270,314	$1,889,460
Accrued incentives (fund level), net of associated incentive income compensation expense	$1,347,018	$1,132,470
Uncalled Capital Commitments
Uncalled capital commitments amounted to $11.2 billion as of March 31, 2013, as compared with $11.2 billion as of December 31, 2012 and $12.1 billion as of March 31, 2012.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, for the three months ended March 31, 2013 and 2012, are set forth below:

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per unit data)
Revenues:
Management fees	$184,214	$191,262
Incentive income	327,184	62,669
Investment income	82,050	64,340
Total revenues	593,448	318,271
Expenses:
Compensation and benefits	(93,617)	(84,404)
Equity-based compensation	(652)	—
Incentive income compensation	(130,271)	(27,757)
General and administrative	(23,988)	(24,794)
Depreciation and amortization	(1,743)	(1,787)
Total expenses	(250,271)	(138,742)
Adjusted net income before interest and other income (expense)	343,177	179,529
Interest expense, net of interest income (1)	(7,407)	(8,164)
Other income (expense), net	(20)	2,267
Adjusted net income	335,750	173,632
Adjusted net income attributable to OCGH non-controlling interest	(268,547)	(147,446)
Non-Operating Group expenses	(210)	(178)
Adjusted net income-OCG before income taxes	66,993	26,008
Income taxes-OCG	(8,266)	(5,561)
Adjusted net income-OCG	$58,727	$20,447
Adjusted net income per Class A unit	$1.95	$0.90
Weighted average number of Class A units outstanding	30,186	22,688

(1)	Interest income was $0.6 million and $0.5 million for the three months ended March 31, 2013 and 2012, respectively.

Investment Income

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Income from investments in funds:
Oaktree funds:
Distressed debt	$41,362	$43,182
Control investing	9,856	4,685
Real estate	9,211	3,470
Corporate debt	3,772	2,873
Listed equities	5,224	4,286
Convertible securities	50	95
Non-Oaktree	2,076	1,225
Income from investments in companies:
DoubleLine and other	10,499	4,524
Total investment income	$82,050	$64,340
Fee-related Earnings
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, for the three months ended March 31, 2013 and 2012, are set forth below:

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$139,048	$151,548
Open-end funds	36,055	30,465
Evergreen funds	9,111	9,249
Total management fees	184,214	191,262
Expenses:
Compensation and benefits	(93,617)	(84,404)
Equity-based compensation	(652)	—
General and administrative	(23,988)	(24,794)
Depreciation and amortization	(1,743)	(1,787)
Total expenses	(120,000)	(110,985)
Fee-related earnings	64,214	80,277
Fee-related earnings attributable to OCGH non-controlling interest	(51,362)	(68,170)
Non-Operating Group expenses	(210)	(179)
Fee-related earnings-OCG before income taxes	12,642	11,928
Fee-related earnings-OCG income taxes	(2,235)	(2,660)
Fee-related earnings-OCG	$10,407	$9,268
Fee-related earnings per Class A unit	$0.34	$0.41
Weighted average number of Class A units outstanding	30,186	22,688

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculations of the distributions attributable to the three months ended March 31, 2013 and 2012, are set forth below:

	Three Months Ended March 31,
	2013	2012
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$184,214	$191,262
Incentive income	327,184	62,669
Receipts of investment income from funds (1)	34,026	27,680
Receipts of investment income from DoubleLine and other companies	9,013	2,955
Total distributable earnings revenues	554,437	284,566
Expenses:
Compensation and benefits	(93,617)	(84,404)
Incentive income compensation	(130,271)	(27,757)
General and administrative	(23,988)	(24,794)
Depreciation and amortization	(1,743)	(1,787)
Total expenses	(249,619)	(138,742)
Other income (expense):
Interest expense, net of interest income (2)	(7,407)	(8,164)
Operating Group income taxes	(2,364)	(2,598)
Other income (expense), net	(20)	2,267
Distributable earnings	$295,027	$137,329
Distribution Calculation:
Operating Group distribution with respect to the period	$234,055	$110,106
Distribution per Operating Group unit	$1.55	$0.73
Adjustments per Class A unit:
Distributable earnings-OCG income taxes	(0.07)	(0.11)
Tax receivable agreement	(0.06)	(0.06)
Non-Operating Group expenses	(0.01)	(0.01)
Distribution per Class A unit (3)	$1.41	$0.55

(1)
This adjustment characterizes a portion of the distributions received from Oaktree and non-Oaktree funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	Interest income was $0.6 million and $0.5 million for the three months ended March 31, 2013 and 2012, respectively.

(3)	With respect to the three months ended March 31, 2013, the distribution was announced on May 7, 2013 and is payable on May 21, 2013.

Units Outstanding

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Weighted Average Units:
OCGH	120,628	127,753
Class A	30,186	22,688
Total	150,814	150,441
Units Eligible for Fiscal Period Distribution:
OCGH	120,814	120,251
Class A	30,189	30,580
Total	151,003	150,831

Segment Statements of Financial Condition

	As of
	March 31, 2013	December 31, 2012	March 31, 2012
	(in thousands)
Assets:
Cash and cash-equivalents	$687,412	$458,191	$276,420
U.S. Treasury and government agency securities	350,760	370,614	371,552
Management fees receivable	32,075	27,351	24,682
Incentive income receivable	7,564	82,182	13,846
Corporate investments, at equity	1,117,848	1,115,952	1,178,784
Deferred tax assets	159,171	159,171	72,986
Other assets	145,537	146,087	134,154
Total assets	$2,500,367	$2,359,548	$2,072,424
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$223,118	$214,311	$166,941
Due to affiliates	136,454	136,165	58,601
Debt obligations	608,929	615,179	644,643
Total liabilities	968,501	965,655	870,185
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,199,745	1,087,491	1,005,497
Unitholders’ capital attributable to Oaktree Capital Group, LLC	332,121	306,402	196,742
Total capital	1,531,866	1,393,893	1,202,239
Total liabilities and capital	$2,500,367	$2,359,548	$2,072,424

Corporate Investments, at Equity

	As of
	March 31, 2013	December 31, 2012	March 31, 2012
	(in thousands)
Investments in funds:
Oaktree funds:
Distressed debt	$468,308	$475,476	$543,302
Control investing	256,034	264,186	244,445
Real estate	125,116	107,408	88,647
Corporate debt	106,255	115,250	137,440
Listed equities	81,393	69,222	46,586
Convertible securities	1,441	1,392	1,346
Non-Oaktree	56,237	53,591	94,224
Investments in companies:
DoubleLine and other	23,064	29,427	22,794
Total corporate investments, at equity	$1,117,848	$1,115,952	$1,178,784
Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds' investment philosophy, strategy and implementation.

Closed-end Funds

			As of March 31, 2013
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage-ment Fee-gener-ating AUM	Oaktree Segment Incentive Income Recog-nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
TCW Special Credits Fund I, L.P. (6)	Oct. 1988	Oct. 1991	$97	$97	$121	$218	$—	$—	$—	$—	$—	29.0%	24.7%	2.3x
TCW Special Credits Fund II, L.P. (6)	Jul. 1990	Jul. 1993	261	261	505	766	—	—	—	—	—	41.6	35.7	3.1
TCW Special Credits Fund IIb, L.P. (6)	Dec. 1990	Dec. 1993	153	153	323	476	—	—	—	—	—	44.0	37.9	3.1
TCW Special Credits Fund III, L.P. (6)	Nov. 1991	Nov. 1994	329	329	470	799	—	—	—	—	—	26.2	22.1	2.5
TCW Special Credits Fund IIIb, L.P. (6)	Apr. 1992	Apr. 1995	447	447	459	906	—	—	—	—	—	21.2	17.9	2.1
TCW Special Credits Fund IV, L.P. (6)	Jun. 1993	Jun. 1996	394	394	462	856	—	—	—	—	—	21.1	17.3	2.2
OCM Opportunities Fund, L.P.	Oct. 1995	Oct. 1998	771	771	568	1,339	—	—	74	—	—	12.4	10.2	1.8
OCM Opportunities Fund II, L.P.	Oct. 1997	Oct. 2000	1,550	1,550	989	2,539	—	—	197	—	—	11.0	8.5	1.7
OCM Opportunities Fund III, L.P.	Sep. 1999	Sep. 2002	2,077	2,077	1,287	3,335	28	—	248	6	—	15.4	11.9	1.7
OCM Opportunities Fund IV, L.P.	Sep. 2001	Sep. 2004	2,125	2,125	1,727	3,845	7	—	340	1	—	35.0	28.1	1.9
OCM Opportunities Fund IVb, L.P.	May 2002	May 2005	1,339	1,339	1,260	2,596	3	—	248	1	—	57.8	47.3	2.0
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	1,179	1,179	934	1,905	208	258	142	41	—	18.6	14.3	1.9
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,242	2,215	800	917	90	153	518	12.2	8.9	1.8
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,568	3,806	1,360	1,334	22	174	1,132	11.5	8.3	1.5
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	9,104	13,589	5,361	3,413	725	1,044	—	24.2	18.5	2.0
Special Account A	Nov. 2008	Oct. 2012	253	253	302	350	205	135	19	41	—	33.1	26.8	2.2
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	1,608	1,101	5,014	3,967	63	250	4,337	17.0	11.7	1.4
Special Account B	Nov. 2009	Nov. 2012	1,031	1,064	394	288	1,171	1,136	2	32	1,009	18.3	15.0	1.4
Oaktree Opportunities Fund VIIIb, L.P.	Aug. 2011	Aug. 2014	2,692	2,154	264	2	2,416	2,625	—	51	2,299	19.6	11.8	1.2
Oaktree Opportunities Fund IX, L.P. (9)	— (7)	—	5,016	251	(2)	—	249	246	—	—	251	nm	nm	1.0
												23.0%	17.6%
Global Principal Investments
TCW Special Credits Fund V, L.P. (6)	Apr. 1994	Apr. 1997	$401	$401	$349	$750	$—	$—	$—	$—	$—	17.2%	14.6%	1.9x
OCM Principal Opportunities Fund, L.P.	Jul. 1996	Jul. 1999	625	625	282	907	—	—	—	—	—	6.4	5.4	1.5
OCM Principal Opportunities Fund II, L.P.	Dec. 2000	Dec. 2005	1,275	1,275	1,208	2,455	27	—	231	5	—	23.3	17.8	2.0
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	1,400	1,400	952	1,769	583	565	51	134	204	14.9	10.4	1.8
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	1,259	1,642	2,945	2,218	—	—	3,128	9.6	7.1	1.5
Oaktree Principal Fund V, L.P.	Feb. 2009	Feb. 2014	2,827	2,021	411	384	2,049	2,756	—	57	1,975	16.0	8.4	1.3
Special Account C	Dec. 2008	Feb. 2014	505	414	222	133	503	355	10	34	373	21.5	15.8	1.6
												13.5%	10.0%
Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$503	$36	$100	$439	$331	$—	$—	$594	6.0%	1.7%	1.2x

European Principal Investments (8)
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$460	$308	$161	$608	$370	$3	$17	$584	10.0%	8.1%	1.8x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,685	€373	€535	€1,523	€1,387	€13	€—	€1,612	10.8	6.8	1.3
Oaktree European Principal Fund III, L.P.	Nov. 2011	Nov. 2016	€3,164	€1,265	€49	€3	€1,311	€3,094	€—	€—	€1,360	11.3	4.0	1.1
												10.6%	6.9%
Power Opportunities
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	$449	$383	$251	$634	$—	$—	$23	$—	$—	20.1%	13.1%	1.8x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,460	1,888	113	39	93	7	—	76.3	59.1	3.9
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	1,062	326	45	5	366	1,036	—	8	355	25.0	8.6	1.3
												35.2%	27.2%

			As of March 31, 2013
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM		Oaktree Segment Incentive Income Recog-nized	Accrued Incentives (Fund Level) (2)		Unreturned Drawn Capital Plus Accrued Preferred Return (3)		IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date													Gross	Net
	(in millions)
Real Estate
TCW Special Credits Fund VI, L.P. (6)	Aug. 1994	Aug. 1997	$506	$506	$666	$1,172	$—	$—		$—	$—		$—		21.1%	17.4%	2.4x
OCM Real Estate Opportunities Fund A, L.P.	Feb. 1996	Feb. 1999	379	379	296	665	10	—		56	4		—		10.5	8.4	1.9
OCM Real Estate Opportunities Fund B, L.P.	Mar. 1997	Mar. 2000	285	285	172	455	2	—		—	—		53		8.2	7.1	1.7
OCM Real Estate Opportunities Fund II, L.P.	Dec. 1998	Dec. 2001	464	440	266	705	1	—		52	—		—		15.2	11.1	1.7
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	707	707	653	1,238	122	—		105	24		—		15.9	11.9	2.0
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	289	200	539	354		8	46		394		19.1	12.8	1.8
Special Account D	Nov. 2009	Nov. 2012	256	263	129	168	224	149		1	12		167		18.4	15.5	1.5
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,283	240	27	1,496	1,251		5	41		1,406		16.8	11.0	1.2
Oaktree Real Estate Opportunities Fund VI, L.P. (9)	Aug. 2012	Aug. 2016	653	457	(4)	—	453	615		—	—		467		nm	nm	1.0
															15.5%	12.0%
Asia Real Estate
Oaktree Asia Special Situations Fund, L.P.	May 2008	Apr. 2009	$50	$19	$17	$2	$34	$—		$—	$2		$25		20.6%	12.3%	2.2x

PPIP
Oaktree PPIP Fund, L.P. (10)	Dec. 2009	Dec. 2012	$2,322	$1,113	$445	$703	$855	$531	(11)	$—	$49	(12)	$215	(12)	29.2%	N/A	1.4x

Mezzanine Finance
OCM Mezzanine Fund, L.P. (13)	Oct. 2001	Oct. 2006	$808	$773	$280	$1,038	$15	$—		$32	$3		$—		14.3%	10.7% /10.1%	1.4x
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	419	1,160	367	511		—	—		418		10.5	7.3	1.5
Oaktree Mezzanine Fund III, L.P. (14)	Dec. 2009	Dec. 2014	1,592	1,106	85	291	900	1,552		—	—		957		11.9	9.9 / (5.2)	1.1
															11.9%	8.1%
U.S. Senior Loans
Oaktree Loan Fund, L.P.	Sep. 2007	Sep. 2012	$2,193	$2,193	$95	$2,288	$—	$—		N/A	N/A		N/A		2.5%	1.9%	1.1x
Oaktree Loan Fund, 2x, L.P.	Sep. 2007	Sep. 2015	1,722	1,722	103	1,715	110	108		N/A	N/A		N/A		2.8	2.0	1.1
Oaktree Enhanced Income Fund, L.P. (9)	Sep. 2012	Aug. 2015	755	562	21	—	583	1,457	(15)	N/A	N/A		N/A		nm	nm	1.0
								33,983	(16)		2,237	(16)
						Other (17)		429			4
				Total closed-end funds				$34,412			$2,241

(1)	Reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Excludes Oaktree segment incentive income recognized since inception.

(3)
Reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor's capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund's general partner. Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund's general partner.

(5)	Calculated as Drawn Capital plus gross income before fees and expenses divided by Drawn Capital.

(6)
The fund was managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree's founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(7)
As of March 31, 2013, Oaktree Opportunities Fund IX, L.P. had made an initial 5% drawdown against its $5.0 billion of committed capital. Oaktree has not yet commenced the fund's investment period and, as a result, as of March 31, 2013 management fees were assessed only on its drawn capital, and management fee-generating AUM included only that portion of committed capital.

(8)
Aggregate IRRs based on conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD at the March 31, 2013 spot rate of $1.2840.

(9)	The IRR is not considered meaningful (“nm”) as the period from the initial contribution through March 31, 2013 is less than one year.

(10)
Due to the differences in allocations of income and expenses to this fund's two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million relates to the Oaktree PPIP Private Fund, L.P. The gross and net IRR for the Oaktree PPIP Private Fund, L.P. were 26.2% and 19.3%, respectively, as of March 31, 2013.

(11)
The U.S. Treasury incurs management fees for the Oaktree PPIP Fund, L.P., paid quarterly in arrears, based on their interest value as of March 31, 2013. Limited Partners of the Oaktree PPIP Private Fund, L.P. incur management fees based on invested capital as of March 31, 2013 totaling $195.6 million, paid quarterly in advance.

(12)	Represents amounts related to the Oaktree PPIP Private Fund, L.P. only.

(13)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 10.7% and Class B interests is 10.1%. Combined net IRR for the Class A and Class B interests is 10.3%.

(14)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 9.9% and Class B interests is (5.2)%. Combined net IRR for Class A and Class B interests is 6.2%.

(15)	Represents gross assets, including leverage of $893 million.

(16)	Totals based on conversion of Euro amounts to USD at the March 31, 2013 spot rate of $1.2840.

(17)	Includes separate accounts and a non-Oaktree fund.

Open-end Funds

		Manage-ment Fee-gener- ating AUM as of March 31, 2013	Twelve Months Ended March 31, 2013			Since Inception through March 31, 2013
	Composite Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$17,194	12.6%	12.1%	12.1%	10.1%	9.6%	8.9%	0.82	0.55
European High Yield Bonds	May 1999	1,318	13.9	13.3	14.3	8.3	7.8	6.2	0.61	0.35
U.S. Convertibles	Apr. 1987	4,568	12.6	12.0	12.2	10.0	9.4	8.0	0.47	0.30
Non-U.S. Convertibles	Oct. 1994	2,312	8.7	8.1	8.3	9.0	8.2	5.8	0.75	0.35
High Income Convertibles	Aug. 1989	1,083	6.8	6.3	12.6	12.0	11.2	8.8	1.02	0.59
U.S. Senior Loans	Sep. 2008	2,045	7.7	7.2	8.3	8.6	8.0	6.4	1.23	0.60
European Senior Loans	May 2009	1,211	8.6	8.0	8.2	12.5	11.8	13.6	1.92	1.95
Emerging Markets Equity	Jul. 2011	68	10.1	9.2	2.0	1.3	0.4	(3.4)	0.05	(0.15)
Total open-end funds		$29,799

(1)	Represents Oaktree’s time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. Returns for Relevant Benchmarks are presented on a gross basis.
Evergreen Funds

		As of March 31, 2013		Twelve Months Ended March 31, 2013		Since Inception through March 31, 2013
		Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level) (1)
	Inception			Rates of Return		Annualized Rates of Return
				Gross	Net	Gross	Net
		(in millions)

Value Opportunities	Sep. 2007	$1,785	$18	18.3%	12.7%	13.9%	9.0%
Emerging Markets Absolute Return	Apr. 1997	317	1	10.5	7.7	15.9	10.9
		2,102	19
Restructured and other funds (2)		37	10
Total evergreen funds		$2,139	$29

(1)	For the three months ended March 31, 2013, segment incentive income recognized by Oaktree totaled $1.7 million.

(2)
Oaktree manages three restructured evergreen funds that are in liquidation: European Credit Opportunities Fund, L.P., Oaktree High Yield Plus Fund, L.P. and OCM Japan Opportunities Fund, L.P. (Yen class). As of March 31, 2013, these funds had gross and net IRRs since inception of (2.0)% and (4.5)%, 8.1% and 5.7%, and (8.4)% and (9.5)%, respectively, and in the aggregate had AUM of $196.0 million. Additionally, Oaktree High Yield Plus Fund, L.P. had accrued incentives (fund level) of $9.9 million as of March 31, 2013.

GLOSSARY
Accrued Incentives (Fund Level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“adjusted net income revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Adjusted net income revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. In addition, ANI excludes the effect of: (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) expenses that OCG or its Intermediate Holding Companies bear directly and (d) the adjustment for the OCGH non-controlling interest. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the fund-level leverage on which management fees are charged and the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments.

•
Management fee-generating assets under management (“management fee-generating AUM”) reflects the AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital during the investment period, without regard to changes in NAV or the pace of capital drawdowns, and during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds pay management fees based on their NAV. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to funds for which management fees are based on NAV or drawn capital;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments because they are not part of the NAV.

Consolidated funds refers to those funds that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income (loss) and include the receipt of investment income or loss from distributions by our investments in funds and companies. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also excludes the effect of: (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly and (c) the adjustment for the OCGH non-controlling interest.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership. Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) amounts payable under a tax receivable agreement. The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “method 2,” instead of the “method 1,” approach to accounting for incentive income. ANI follows method 1, for which incentive income is recognized by us when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. The method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the “method 2,” instead of the “method 1,” approach to accounting for segment incentive income and reflects the adjustments described above.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense. This calculation is considered baseline because it applies all bonus and other general expenses to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE includes non-cash equity-based compensation charges related to unit grants made after our initial public offering. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or our company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.
Relevant Benchmark refers, with respect to:

•	our U.S. high yield bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•	our European high yield bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. senior loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European senior loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. convertible securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. convertible securities strategy, to the JACI Global ex-U.S. (Local) Index;

•	our high income convertible securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our emerging markets equity strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP financial information
Oaktree discloses certain financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”) in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Fee-related earnings (1)	$64,214	$80,277
Incentive income	327,184	62,669
Incentive income compensation	(130,271)	(27,757)
Investment income	82,050	64,340
Interest expense, net of interest income (2)	(7,407)	(8,164)
Other income (expense), net	(20)	2,267
Adjusted net income	335,750	173,632
Equity-based compensation (3)	(5,800)	(12,189)
Income taxes (4)	(10,157)	(7,767)
Non-Operating Group expenses (5)	(210)	(178)
OCGH non-controlling interest (5)	(262,017)	(134,890)
Net income attributable to Oaktree Capital Group, LLC	$57,566	$18,608

(1)	Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense.

(2)	Interest income was $0.6 million and $0.5 million for the three months ended March 31, 2013 and 2012, respectively.

(3)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(4)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(5)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Fee-related earnings-OCG (1)	$10,407	$9,268
Incentive income attributable to OCG	65,487	9,451
Incentive income compensation attributable to OCG	(26,074)	(4,186)
Investment income attributable to OCG	16,424	9,703
Interest expense, net of interest income attributable to OCG	(1,482)	(1,231)
Other income (expense) attributable to OCG	(4)	343
Non-fee-related earnings income taxes attributable to OCG (2)	(6,031)	(2,901)
Adjusted net income-OCG (1)	58,727	20,447
Equity-based compensation (3)	(1,161)	(1,839)
Net income attributable to Oaktree Capital Group, LLC	$57,566	$18,608

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly.

(2)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income (loss), which are not included in the calculation of fee-related earnings-OCG.

(3)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

The following table reconciles fee-related earnings revenues and adjusted net income revenues to GAAP revenues.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Fee-related earnings revenues	$184,214	$191,262
Incentive income	327,184	62,669
Investment income	82,050	64,340
Adjusted net income revenues	593,448	318,271
Consolidated funds (1)	(538,666)	(275,523)
Investment income (2)	(12,243)	(5,680)
GAAP revenues	$42,539	$37,068

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Distributable earnings	$295,027	$137,329
Investment income (1)	82,050	64,340
Receipts of investment income from funds (2)	(34,026)	(27,680)
Receipts of investment income from DoubleLine and other companies	(9,013)	(2,955)
Equity-based compensation (3)	(652)	—
Operating Group income taxes	2,364	2,598
Adjusted net income	335,750	173,632
Equity-based compensation (4)	(5,800)	(12,189)
Income taxes (5)	(10,157)	(7,767)
Non-Operating Group expenses (6)	(210)	(178)
OCGH non-controlling interest (6)	(262,017)	(134,890)
Net income attributable to Oaktree Capital Group, LLC	$57,566	$18,608

(1)
This adjustment eliminates our segment investment income, which with respect to investment in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment characterizes a portion of the distributions received from Oaktree and non-Oaktree funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund operations or make equity distributions.

(5)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(6)
Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Distributable earnings-OCG (1)	$54,076	$15,227
Investment income attributable to OCG	16,424	9,703
Receipts of investment income from funds attributable to OCG	(6,810)	(4,174)
Receipts of investment income from DoubleLine and other companies attributable to OCG	(1,804)	(446)
Equity-based compensation attributable to OCG (2)	(131)	—
Distributable earnings-OCG income taxes	2,920	3,361
Tax receivable agreement	1,845	1,945
Income taxes of Intermediate Holding Companies	(7,793)	(5,169)
Adjusted net income-OCG (1)	58,727	20,447
Equity-based compensation attributable to OCG (3)	(1,161)	(1,839)
Net income attributable to Oaktree Capital Group, LLC	$57,566	$18,608

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per unit data)
Distributable earnings	$295,027	$137,329
Distributable earnings attributable to OCGH non-controlling interest	(235,976)	(116,618)
Non-Operating Group expenses	(210)	(178)
Distributable earnings-OCG income taxes	(2,920)	(3,361)
Tax receivable agreement	(1,845)	(1,945)
Distributable earnings-OCG	$54,076	$15,227
Distributable earnings-OCG per Class A unit	$1.79	$0.67

The following table reconciles distributable earnings revenues and adjusted net income revenues to GAAP revenues.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Distributable earnings revenues	$554,437	$284,566
Investment income	82,050	64,340
Receipts of investment income from funds	(34,026)	(27,680)
Receipts of investment income from DoubleLine and other companies	(9,013)	(2,955)
Adjusted net income revenues	593,448	318,271
Consolidated funds (1)	(538,666)	(275,523)
Investment income (2)	(12,243)	(5,680)
GAAP revenues	$42,539	$37,068

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Economic net income (1)	$400,574	$278,391
Change in accrued incentives (fund level), net of associated incentive income compensation expense (2)	(64,824)	(104,759)
Adjusted net income	335,750	173,632
Equity-based compensation (3)	(5,800)	(12,189)
Income taxes (4)	(10,157)	(7,767)
Non-Operating Group expenses (5)	(210)	(178)
OCGH non-controlling interest (5)	(262,017)	(134,890)
Net income attributable to Oaktree Capital Group, LLC	$57,566	$18,608

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured, and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income and economic net income because it is a non-cash charge that does not affect our financial position.

(4)	Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense.

(5)
Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Economic net income-OCG (1)	$62,579	$32,882
Change in accrued incentives (fund level), net of associated incentive income compensation expense attributable to OCG	(12,974)	(15,799)
Economic net income-OCG income taxes	17,388	8,925
Income taxes-OCG	(8,266)	(5,561)
Adjusted net income-OCG (1)	58,727	20,447
Equity-based compensation	(1,161)	(1,839)
Net income attributable to Oaktree Capital Group, LLC	$57,566	$18,608

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per unit data)
Economic net income	$400,574	$278,391
Economic net income attributable to OCGH non-controlling interest	(320,397)	(236,406)
Non-Operating Group expenses	(210)	(178)
Economic net income-OCG income taxes	(17,388)	(8,925)
Economic net income-OCG	$62,579	$32,882
Economic net income-OCG per Class A unit	$2.07	$1.45

The following table reconciles economic net income revenues and adjusted net income revenues to GAAP revenues.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Economic net income revenues	$725,964	$520,764
Incentives created	(459,700)	(265,162)
Incentive income	327,184	62,669
Adjusted net income revenues	593,448	318,271
Consolidated funds (1)	(538,666)	(275,523)
Investment income (2)	(12,243)	(5,680)
GAAP revenues	$42,539	$37,068

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended March 31, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$184,214	$(141,675)	$42,539
Incentive income (1)	327,184	(327,184)	—
Investment income (1)	82,050	(69,807)	12,243
Total expenses (2)	(250,271)	(25,234)	(275,505)
Interest expense, net (3)	(7,407)	(4,174)	(11,581)
Other expense, net	(20)	—	(20)
Other income of consolidated funds (4)	—	2,626,029	2,626,029
Income taxes	—	(10,157)	(10,157)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,063,965)	(2,063,965)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(262,017)	(262,017)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$335,750	$(278,184)	$57,566
Corporate investments, at equity (5)	$1,117,848	$(1,022,196)	$95,652
Total assets (6)	$2,500,367	$42,416,711	$44,917,078

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of: (i) equity-based compensation charges of $5,800 related to unit grants made before our initial public offering, (ii) consolidated fund expenses of $19,224 and (iii) expenses incurred by the Intermediate Holding Companies of $210.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended March 31, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$191,262	$(159,242)	$32,020
Incentive income (1)	62,669	(57,621)	5,048
Investment income (1)	64,340	(58,660)	5,680
Total expenses (2)	(138,742)	(28,825)	(167,567)
Interest expense, net (3)	(8,164)	(2,826)	(10,990)
Other income, net	2,267	—	2,267
Other income of consolidated funds (4)	—	2,419,579	2,419,579
Income taxes	—	(7,767)	(7,767)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,124,772)	(2,124,772)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(134,890)	(134,890)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$173,632	$(155,024)	$18,608
Corporate investments, at equity (5)	$1,178,784	$(1,053,070)	$125,714
Total assets (6)	$2,072,424	$43,425,604	$45,498,028

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of: (i) equity-based compensation charges of $12,189 related to unit grants made before our initial public offering, (ii) consolidated fund expenses of $16,458 and (iii) expenses incurred by the Intermediate Holding Companies of $178.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.